Exhibit 10.3

THE LION ELECTRIC COMPANY / LA COMPAGNIE ÉLECTRIQUE LION

OMNIBUS INCENTIVE PLAN

Effective [●], 2021

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THE LION ELECTRIC COMPANY

OMNIBUS INCENTIVE PLAN

The Lion Electric Company (the “Company”) hereby establishes this Omnibus Incentive Plan (the “Plan”) for certain qualified directors, executive officers, employees, and consultants of the Company or any of its Subsidiaries. The Plan shall become effective on the Effective Date (as set forth in Section 10.9 hereof) and shall remain in effect, subject to the right of the board of directors of the Company (the “Board”) to amend or terminate the Plan at any time pursuant to Section 9.3 hereof, until the tenth (10th) anniversary of the Effective Date (as defined below). Except as otherwise specifically permitted in the Plan or a Grant Agreement, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

Article 1

INTERPRETATION

Section 1.1 Definitions.

Where used herein or in any amendments hereto or in any communication required or permitted to be given hereunder, the following terms shall have the following meanings, respectively:

(1) “Account” means an account maintained for each Participant on the books of the Company which will be credited with PSUs, RSUs or DSUs, as applicable, in accordance with the terms of this Plan;

(2) “Affiliates” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (a) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization or (b) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities, by contract, or otherwise. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition;

(3) “Associate”, where used to indicate a relationship with a Participant, means (a) any domestic partner of that Participant, and (b) the spouse of that Participant and that Participant’s children (whether by birth or adoption), as well as that Participant’s relatives and that Participant’s spouse’s relatives, in each case if they share that Participant’s residence;

(4) “Award” means an Option, a PSU, an RSU and/or a DSU, as applicable, granted to a Participant pursuant to the terms of the Plan and the applicable Grant Agreement and/or a Cash Equivalent and a Dividend Equivalent granted under the Plan;

(5) “Black-Out Period” means a period of time when pursuant to any policies of the Company (including the Company’s insider trading policy), any securities of the Company may not be traded by certain Persons designated by the Company;

(6) “Business Day” means a day other than a Saturday, Sunday or statutory holiday, when banks are generally open for business in Montréal, Québec and New York, New York for the transaction of banking business;

(7) “Cash Equivalent” means the amount of money equal to the Market Value multiplied by the number of vested PSUs, RSUs or DSUs, as applicable, in the Participant’s Account, net of any applicable taxes in accordance with Section 10.2, on the RSU Settlement Date, the PSU Settlement Date or the DSU Settlement Date, as applicable;

(8) “Cause” has the meaning ascribed thereto in Section 7.2(1) hereof;

(9) “Change of Control” has the meaning assigned to such term in the Employment Agreement, if any, between a Participant and the Company or a Subsidiary, provided, however that if there is no such Employment Agreement in which such term is defined, and unless otherwise defined in the applicable Grant Agreement or otherwise determined by the Board, then “Change of Control” shall mean the happening, in a single transaction or in a series of related transactions, of any of the following events:

(a)

any acquisition by a Person (other than a non-arm’s length party), or a combination of Persons acting jointly or in concert of the direct or indirect beneficial ownership of securities of the Company representing 50% or more of the aggregate voting power of all of the Company’s then issued and outstanding securities entitled to vote in the election of directors of the Company, other than any such acquisition that occurs upon the exercise or settlement of options or other securities granted by the Company under any of the Company’s equity incentive plans;

(b)	the sale or disposition of all or substantially all of the Company’s assets, or consummation of any transaction, or series of related transactions, having similar effect;

(c)

other than as a result of a solicitation by management of the Company, a change in the composition of the Board, which occurs at a single meeting of the shareholders or upon the execution of a shareholders’ resolution, such that individuals who are members of the Board immediately prior to such meeting or resolution cease to constitute a majority of the Board;

(d)	the dissolution, liquidation or winding up of the Company; or

(e)

an arrangement, amalgamation, merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such arrangement, amalgamation, merger, consolidation or similar transaction, the shareholders of the Company immediately prior thereto do not beneficially own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving or resulting entity in such amalgamation, merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving or resulting entity in such arrangement, amalgamation merger, consolidation or similar transaction, in each case in substantially the same proportions as their beneficial ownership of the outstanding voting securities of the Company immediately prior to such transaction.

Notwithstanding any provision in the definition of “Change of Control” to the contrary, for purposes of an Award that provides for a deferral of compensation under the Nonqualified Deferred Compensation Rules, to the extent the impact of a Change of Control on such Award would subject a Participant to additional taxes under the Nonqualified Deferred Compensation Rules, a Change of Control described above with respect to such Award will mean both a Change of Control and a “change in the ownership of a corporation,” “change in the effective control of a corporation,” or a “change in the ownership of a substantial portion of a corporation’s assets” within the meaning of the Nonqualified Deferred Compensation Rules as applied to the Company.

(10) “Company” means The Lion Electric Company, a corporation incorporated under the Business Corporations Act (Québec), as amended from time to time;

(11) “consultants”, where used in respect of a Canadian Participant, has the meaning ascribed to such term in Division 4 of National Instrument 45-106 – Prospectus Exemptions;

(12) “Dividend Equivalent” means a bookkeeping entry equivalent in value to a dividend paid on a Share credited to a Participant’s Account;

(13) “Dividend Payment Date” means the date on which the Company pays a dividend on the Shares;

(14) “DSU” means a deferred share unit that is granted by the Company from time to time to a Participant pursuant to Article 6 hereof which shall upon vesting entitle the holder thereof to receive Shares issued from treasury or purchased on the open market, the Cash Equivalent or a combination thereof, subject to the terms and conditions of this Plan and the applicable DSU Agreement, provided that such DSU has not expired before vesting;

(15) “DSU Agreement” means a written agreement between the Company and a Participant evidencing the grant of DSUs and the terms and conditions thereof;

(16) “DSU Settlement Date” has the meaning ascribed thereto in Section 6.4 hereof;

(17) “Effective Date” has the meaning ascribed thereto in Section 10.9 hereof;

(18) “Eligible Participants” means any director, executive officer, employee or consultant of the Company or any of its Subsidiaries (for so long as such Person holds any such position, excluding any period of statutory, contractual or reasonable notice of termination of employment or deemed employment); provided, however, that any such individual must be an “employee” of the Company or any of its parents or subsidiaries within the meaning of General Instruction A.1(a) to Form S-8 if such individual is granted an Award that may be settled in Shares; provided further, however, that solely with respect to the grant of an Incentive Stock Option, an Eligible Participant shall be any employee (including any executive officer) of the Company or any Subsidiary Corporation;

(19) “Employment Agreement” means, with respect to any Participant, any written employment agreement entered into between the Company or a Subsidiary, as applicable, and such Participant;

(20) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including the guidance, rules and regulations promulgated thereunder and successor provisions, guidance, rules and regulations thereto;

(21) “Exercise Notice” means a notice, in the form attached as Schedule “A” hereto or such other form as the Board may use from time to time, in writing signed by a Participant and stating the Participant’s intention to exercise Options and the manner in which such Options are to be exercised;

(22) “Grant Agreement” means a written agreement entered into by the Company and a Participant evidencing the grant to such Participant of an Award, including an Option Agreement, a PSU Agreement, an RSU Agreement and a DSU Agreement;

(23) “Incentive Stock Option” or “ISO” means an Option that is intended to meet the requirements of Section 422 of the U.S. Code;

(24) “Insider” means a “reporting insider” as defined in National Instrument 55-104 – Insider Reporting Requirements and Exemptions and includes Associates and affiliates (as such term is defined in Part 1 of the TSX Company Manual) of such “reporting insider”;

(25) “Legacy Option” means an option granted by the Company under the Legacy Option Plan which upon exercises entitle the holder thereof to acquire a designated number of Shares from treasury, subject to the terms and conditions of the Legacy Option Plan and option grant agreement, provided that such Legacy Option has not expired prior to being exercised;

(26) “Legacy Option Plan” means the Company’s option plan adopted on November 1, 2017 (as amended on December 11, 2019), as amended and restated as of [●], 2021;

(27) “Market Value” means at any date when the market value of Shares is to be determined (a) if the Shares are listed on the NYSE and/or the TSX (i) the VWAP on the NYSE for the five (5) trading days immediately preceding such date where value is determined in U.S. dollars for the grant or payment of an Award and (ii) the VWAP on the TSX for the five (5) trading days immediately preceding such date where value is determined in Canadian dollars for the grant or payment of an Award, as applicable; (b) if the Shares are not listed on both the NYSE and the TSX, then as calculated in paragraph (a) by reference to the price on the stock exchange on which the Shares are listed (if more than one, then using the exchange on which a majority of Shares are traded on the five (5) trading days preceding the date of determination); or (c) if the Shares are not listed on any stock exchange, the value as is determined solely by the Board, acting reasonably and in good faith and such determination shall be conclusive and binding on all Persons;

(28) “Non-Employee Director” means members of the Board who, at the time of execution of a Grant Agreement and at all times thereafter while they continue to serve as a member of the Board, are not employees of the Company or a Subsidiary;

(29) “Non-Exempt Deferred Compensation” has the meaning ascribed thereto in Section 8.1(2) hereof;

(30) “Non-Qualified Canadian Security” has the meaning ascribed thereto in Section 110 of the Tax Act, if the Proposed Section 110 Amendments have come into force;

(31) “Nonqualified Deferred Compensation Rules” means the limitations and requirements of Section 409A of the U.S. Code, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto;

(32) “Nonstatutory Option” means an Option that is not an ISO.

(33) “NYSE” means the New York Stock Exchange.

(34) “Option” means an option that is granted by the Company from time to time to a Participant pursuant to Article 3 hereof which shall upon exercise entitle the holder thereof to acquire a designated number of Shares from treasury at the Option Price, subject to the terms and conditions of this Plan and the applicable Option Agreement, provided that such Option has not expired prior to being exercised;

(35) “Option Agreement” means a written agreement between the Company and a Participant evidencing the grant of Options and the terms and conditions thereof;

(36) “Option Price” has the meaning ascribed thereto in Section 3.2 hereof;

(37) “Option Term” has the meaning ascribed thereto in Section 3.4 hereof;

(38) “Participants” means Eligible Participants that are granted Awards under the Plan;

(39) “Performance Criteria” means specified criteria established by the Board and set forth in the applicable Grant Agreement, other than the mere continuation of employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award.

(40) “Performance Period” means the period determined by the Board at the time any Award is granted or at any time thereafter during which any Performance Criteria and any other conditions specified by the Board with respect to such Award are to be measured and by which the vesting of the Award is determined;

(41) “Person” means an individual, corporation, company, cooperative, partnership, trust, unincorporated association, entity with juridical personality or governmental authority or body, and pronouns which refer to a Person shall have a similarly extended meaning;

(42) “Plan” means this The Lion Electric Company Omnibus Incentive Plan, including any amendments or supplements hereto made after the Effective Date hereof and from time to time thereafter by amendment;

(43) “Proposed Section 110 Amendments” means the amendments to Section 110 of the Tax Act set out in the “Legislative Proposals to Amend the Income Tax Act and Other Related Legislation, as well as Draft Amendments to Related Regulations”, which form part of the Government of Canada’s Fall Economic Statement 2020, “Supporting Canadians and Fighting COVID-19”, dated November 30, 2020;

(44) “PSU” means a performance share unit that is granted by the Company from time to time to a Participant pursuant to Article 4 hereof which shall upon vesting entitle the holder thereof to receive Shares issued from treasury or purchased on the open market, the Cash Equivalent or a combination thereof, subject to the terms and conditions of this Plan and the applicable PSU Agreement, provided that such PSU has not expired before vesting;

(45) “PSU Agreement” means a written agreement between the Company and a Participant evidencing the grant of PSUs and the terms and conditions thereof;

(46) “PSU Settlement Date” has the meaning ascribed thereto in Section 4.4(1) hereof;

(47) “Required Delay Period” has the meaning ascribed thereto in Section 8.1(3)(a) hereof;

(48) “Restriction Period” means a period determined by the Board, in its sole discretion, ending in all cases no later than (i) in the case of PSUs and RSUs that are subject to the Tax Act, three (3) years after the last day of the calendar year in which the performance of services for which PSUs or RSUs are granted, occurred, (ii) in the case of DSUs that are subject to the Tax Act, the last day of the calendar year following the Participant’s Termination Date; and (iii) in every other case, the date determined by the Board at the time any Award is granted or at any time thereafter during which any RSU or DSU is subject to vesting, risk of forfeiture or deferral, as applicable.

(49) “RSU” means a restricted share unit that is granted by the Company from time to time to a Participant pursuant to Article 5 hereof which shall upon vesting entitle the holder thereof to receive a payment in the form of Shares issued from treasury or purchased on the open market, the Cash Equivalent or a combination thereof, subject to the terms and conditions of this Plan and the applicable RSU Agreement, provided that such RSU has not expired before vesting;

(50) “RSU Agreement” means a written agreement between the Company and a Participant evidencing the grant of RSUs and the terms and conditions thereof;

(51) “RSU Settlement Date” has the meaning ascribed thereto in Section 5.4(1) hereof;

(52) “Rule 16b-3” means Rule 16b-3, promulgated by the U.S. Securities Exchange Commission under Section 16 of the Exchange Act;

(53) “Securities Act” means U.S. Securities Act of 1933, as amended from time to time, including the guidance, rules and regulations promulgated thereunder and successor provisions, guidance, rules and regulations thereto;

(54) “Share Compensation Arrangement” means a stock option, stock option plan, employee stock purchase plan, long-term incentive plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Shares to one or more full-time employees, directors, officers, Insiders, or consultants of the Company or a Subsidiary, including a Share purchase from treasury by a full-time employee, director, officer, Insider, or consultant which is financially assisted by the Company or a Subsidiary by way of a loan, guarantee or otherwise;

(55) “Shares” means the common shares in the share capital of the Company, and such other securities as may be substituted (or re-substituted) for Shares pursuant to Article 9;

(56) “Share Unit Vesting Determination Date” means the date on which the Board determines if the vesting conditions with respect to PSUs, RSUs or DSUs (including, in the case of PSUs and RSUs, any applicable Performance Criteria) have been met, and as a result, establishes the number of PSUs, RSUs or DSUs, as applicable, that become vested, if any.

(57) “Specified Employee” has the meaning ascribed thereto in Section 8.1(3) hereof;

(58) “Stock Exchange” means the NYSE or the TSX or, if the Shares are not listed or posted for trading on such stock exchange at a particular date, any other stock exchange on which the majority of the trading volume and value of the Shares are listed or posted for trading;

(59) “Subsidiary” means a corporation, company or partnership that is controlled, directly or indirectly, by the Company;

(60) “Subsidiary Corporation” means a corporation other than the Company in an unbroken chain of corporations beginning with the Company if, at the time of granting the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain;

(61) “Tax Act” means the Income Tax Act (Canada) and the regulations thereunder, as amended from time to time;

(62) “Termination Date” means the actual date that a Participant ceases to actively perform his or her employment duties or services, as the case may be, for the Company or one of its Subsidiaries, and expressly excludes, as the case may be, any statutory period of notice of termination, any period of notice of resignation or payment in lieu of notice, termination or severance payment or other continuing benefits or amounts, whether pursuant to applicable law, contract or further to a judgment rendered by a tribunal of competent jurisdiction, as the case may be, that follows or ought to have followed the last day on which a Participant actively performs his or her employment duties for the Company or one of its Subsidiaries, as applicable;

(63) “TSX” means the Toronto Stock Exchange;

(64) “U.S. Code” the United States Internal Revenue Code of 1986, as amended from time to time and any reference to a particular section of the U.S. Code shall include references to guidance, regulations and rulings thereunder and to successor provisions;

(65) “Vesting Year” has the meaning ascribed thereto in Section 110 of the Tax Act, if the Proposed Section 110 Amendments have come into force; and

(66) “VWAP” means the volume weighted average trading price of the Shares, calculated by dividing the total value by the total volume of Shares traded for the relevant period.

Section 1.2 Interpretation.

(1) Whenever the Board is to exercise discretion or authority in the administration of the terms and conditions of this Plan, the term “discretion” or “authority” means the sole and absolute discretion of the Board.

(2) The provision of a table of contents, the division of this Plan into Articles, Sections and other subdivisions and the insertion of headings are for convenient reference only and do not affect the interpretation of this Plan.

(3) In this Plan, words importing the singular shall include the plural, and vice versa and words importing any gender include any other gender.

(4) The words “including”, “includes” and “include” and any derivatives of such words mean “including (or includes or include) without limitation”. As used herein, the expressions “Article”, “Section” and other subdivision followed by a number, mean and refer to the specified Article, Section or other subdivision of this Plan, respectively.

(5) If any action may be taken within, or any right or obligation is to expire at the end of, a period of days under this Plan, then the first day of the period is not counted, but the day of its expiry is counted.

Article 2

PURPOSE AND ADMINISTRATION OF THE PLAN; GRANTING OF AWARDS

Section 2.1 Purpose of the Plan.

The purpose of the Plan is to permit the Company to grant Awards to Eligible Participants, subject to certain conditions as hereinafter set forth, for the following purposes:

(1) to provide a means through which the Company or a Subsidiary may attract, retain and motivate able Persons to advance its business strategy;

(2) to increase the interest in the Company’s welfare of those Eligible Participants, who share responsibility for the management, growth and protection of the business of the Company or a Subsidiary;

(3) to provide an incentive to such Eligible Participants to continue their services for the Company or a Subsidiary and to encourage such Eligible Participants whose skills, performance and loyalty to the objectives and interests of the Company or a Subsidiary are necessary or essential to its success, image, reputation or activities; and

(4) to reward Participants for their performance of services while working for the Company or a Subsidiary.

Section 2.2 Implementation and Administration of the Plan.

(1) The Plan shall be administered and interpreted by the Board or, if the Board by resolution so decides, by a committee or plan administrator appointed by the Board. If such committee or plan administrator is appointed for this purpose, all references to the “Board” herein will be deemed references to such committee or plan administrator. Nothing contained herein shall prevent the Board from adopting other or additional Share Compensation Arrangements or other compensation arrangements from time to time, subject to any required approval.

(2) Subject to Article 9 hereof, Rule 16b-3 and any applicable rules of a Stock Exchange, the Board may, from time to time, as it may deem expedient, adopt, amend and rescind rules and regulations or vary the terms of this Plan and/or any Award hereunder for carrying out the provisions and purposes of the Plan and/or to address tax or other requirements of any applicable jurisdiction. Subject to the provisions herein, the Board is authorized, in its sole discretion, to make such determinations under, and such interpretations of, and take such steps and actions in connection with, the proper administration and operations of the Plan as it may deem necessary or advisable, which determinations and decisions need not be uniform among Participants or Awards granted hereunder, including each of the following:

(a) designate Eligible Participants as Participants;

(b) determine the type or types of Awards to be granted to an Eligible Participant;

(c) determine the number of Shares or amount of cash to be covered by Awards;

(d) determine the terms and conditions of any Award, including whether, to what extent and under what circumstances Awards may be vested, settled, exercised, cancelled or forfeited (including conditions based on continued employment or service requirements or the achievement of one or more Performance Criteria);

(e) modify, waive or adjust any term or condition of an Award that has been granted, which may include the acceleration of vesting, waiver of forfeiture restrictions, modification of the form of settlement of the Award (for example, from cash to Shares or vice versa, provided that an Award to which Section 7 of the Tax Act is intended to apply shall not be settled in cash except at the election of the Participant), early termination of a performance period, or modification of any other condition or limitation regarding an Award;

(f) determine the treatment of an Award upon a termination of employment or other service relationship;

(g) impose a holding period with respect to an Award or the Shares received in connection with an Award;

(h) interpret and administer the Plan and any Award Agreement;

(i) correct any defect, supply any omission or reconcile any inconsistency in the Plan, in any Award, or in any Award Agreement; and

(j) make any other determination and take any other action that the Board deems necessary or desirable for the administration of the Plan.

(3) The Board or any committee thereof administering the Plan may delegate any or all of its powers and duties under the Plan to a subcommittee of directors or to any officer of the Company, including the power to perform administrative functions and grant Awards; provided, that such delegation does not (a) violate applicable law, or (b) result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company. Upon any such delegation, all references in the Plan to the “Board,” other than in Article 9, shall be deemed to include any subcommittee or officer of the Company to whom such powers have been delegated by the Board. Any such delegation shall not limit the right of such subcommittee members or such an officer to receive Awards; provided, however, that such subcommittee members and any such officer may not grant Awards to himself or herself, a member of the Board, or any executive officer of the Company or an Affiliate, or take any action with respect to any Award previously granted to himself or herself, a member of the Board, or any executive officer of the Company or an Affiliate. The Board may also appoint agents who are not executive officers of the Company or members of the Board to assist in administering the Plan, provided, however, that such individuals may not be delegated the authority to grant or modify any Awards that will, or may, be settled in Stock. Any such delegation by the Board may be revoked at any time at the Board’s sole discretion. The interpretation, administration, construction and application of the Plan and any provisions hereof made by the Board, or by any officer, manager, committee or any other Person to which the Board delegated authority to perform such functions, shall be final and binding on the Company, its Subsidiaries and all Eligible Participants.

(4) No member of the Board or any Person acting pursuant to authority delegated by the Board hereunder shall be liable for any action or determination taken or made in good faith in the administration, interpretation, construction or application of the Plan or any Award granted hereunder. Members of the Board, and any Person acting at the direction or on behalf of the Board, shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

(5) The Plan shall not in any way fetter, limit, obligate, restrict or constrain the Board with regard to the allotment or issuance of any Shares or any other securities in the capital of the Company. For greater clarity, the Company shall not by virtue of this Plan be in any way restricted from declaring and paying stock dividends, repurchasing Shares or any other securities in its share capital, or varying or amending its share capital or corporate structure.

Section 2.3 Participation in this Plan.

(1) The Company makes no representation or warranty as to the future market value of the Shares or with respect to any income tax matters affecting any Participant resulting from the grant, vesting or settlement of an Award, the exercise of an Option or resulting from any transactions in the Shares or any other event affecting the Awards. With respect to any fluctuations in the market price of the Shares, neither the Company, nor any of its directors, officers, employees, shareholders or agents shall be liable for anything done or omitted to be done by such Person or any other Person with respect to the price, time, quantity or other conditions and circumstances of the issuance of Shares hereunder, or in any other manner related to the Plan. For greater certainty, no amount will be paid to, or in respect of, a Participant under the Plan or pursuant to any other arrangement, and no additional Awards will be granted to such Participant to compensate for a downward fluctuation in the price of the Shares, nor will any other form of benefit be conferred upon, or in respect of, a Participant for such purpose. The Company and its Affiliates do not assume responsibility for the income or other tax consequences resulting to any Participant and each Participant is advised to consult with his or her own tax advisors.

(2) Participants (and their legal representatives and the liquidator, executor or administrator, as the case may be, of their respective estate) shall have no legal or equitable right, claim, or interest in any specific property or asset of the Company or any of its Affiliates. No asset of the Company or any of its Affiliates shall be held in any way as collateral security for the fulfillment of the obligations of the Company or any of its Affiliates under this Plan. Unless otherwise determined by the Board, this Plan shall be an unfunded obligation of the Company and its Affiliates (as applicable). To the extent any Participant or his or her estate holds any rights by virtue of a grant of Awards under this Plan, such rights (unless otherwise determined by the Board) shall be general unsecured obligations and shall not be greater than the rights of an unsecured creditor of the Company.

(3) Unless otherwise determined by the Board, the Company shall not offer financial assistance to any Participant in regards to the exercise of any Award granted under this Plan.

Section 2.4 Shares Available Under the Plan.

(1) The maximum number of Shares available for issuance, in the aggregate, under this Plan and the Legacy Option Plan shall not exceed ten percent (10%) of the aggregate number of Shares issued and outstanding from time to time (calculated on a non-diluted basis); of which not more than [●] Shares may be issued pursuant to the exercise of Incentive Stock Options granted under the Plan. Any Shares subject to an Award which has been exercised or settled in Shares will again be available for issuance under the Plan. The number of Shares available for issuance under the Plan will increase as the number of issued and outstanding Shares increases from time to time.

(2) No Award that can be settled in Shares issued from treasury may be granted if such grant would have the effect of causing the total number of Shares underlying Awards made under this Plan and awards made under the Legacy Option Plan to exceed the above-noted number of Shares reserved for issuance under this Plan and the Legacy Option Plan. For greater certainty, Section 2.4(1) shall not limit the Company’s ability to issue Awards that are payable other than in Shares issued from treasury. Shares will not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. The Board may also cause Shares used to satisfy the settlement of PSUs, RSUs or DSUs granted under the Plan to be purchased instead on the open market.

(3) The Company shall, at all times during the term of this Plan, ensure that the number of Shares it is authorized to issue is sufficient to satisfy the requirement of this Plan and the Legacy Option Plan; provided that awards will no longer be granted under the Legacy Option Plan, as of the effective date of the original form of this Plan.

(4) If an outstanding Award (or portion thereof) under this Plan or an outstanding Legacy Option under one of the Legacy Option Plan expires or is forfeited, surrendered, cancelled or otherwise terminated for any reason without having been exercised or settled in full, or if Shares acquired pursuant to an Award or Legacy Option subject to forfeiture are forfeited, the Shares covered by such Award or Legacy Option, if any, will again be available for issuance under the Plan. Shares will not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash, but Shares purchased on the open market will be deemed to have been issued pursuant to the Plan for the purpose of the Share reserve set forth in Section 2.4(1).

(5) No fractional Shares shall be issued upon the exercise of any Award granted under the Plan and, accordingly, if a Participant would otherwise become entitled to a fractional Share upon the exercise of such Award, or from an adjustment permitted by the terms of this Plan, such Participant shall only have the right to receive the next lowest whole number of Shares, and no payment or other adjustment will be made with respect to the fractional interest so disregarded.

(6) For the purposes of Section 2.4(1), in the event that the Company cancels or purchases to cancel any of its issued and outstanding Shares and as a result of such cancellation or purchase, the Shares issuable under the Plan exceed the maximum number of Shares set out in Section 2.4(1), no approval of the shareholders of the Company shall be required for the issuance of Shares on the exercise or settlement of any Awards which were granted prior to such cancellation or purchase.

(7) For the purposes of Section 2.4(1), Shares issuable in reliance upon an exemption from the rules of a Stock Exchange applicable to security-based compensation arrangements used as an inducement to persons or entities not previously employed by and not previously an Insider of the Company shall not be included in the determination of the maximum number of Shares issuable under the Plan set out in Section 2.4(1), it being understood that, notwithstanding the foregoing, such security-based compensation arrangements can be made otherwise subject to the terms and conditions prescribed under this Plan.

Section 2.5 Limits with Respect to Insiders.

(1) The maximum number of Shares issuable from treasury to Eligible Participants who are Insiders, at any time, under this Plan, the Legacy Option Plan and any other proposed or established Share Compensation Arrangement, shall not exceed ten percent (10%) of the Shares issued and outstanding from time to time (calculated on a non-diluted basis).

(2) The maximum number of Shares issued from treasury to Eligible Participants who are Insiders, within any one-year period, under this Plan, the Legacy Option Plan and any other proposed or established Share Compensation Arrangement, shall not exceed ten percent (10%) of the Shares issued and outstanding from time to time (calculated on a non-diluted basis).

(3) Any Award granted pursuant to the Plan, or securities issued under the Legacy Option Plan and any other Share Compensation Arrangement, prior to a Participant becoming an Insider, shall be excluded from the purposes of the limits set out in Section 2.5(1) and Section 2.5(2).

Section 2.6 Granting of Awards.

(1) Any Award granted under the Plan shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the Shares subject to such Award, if applicable, upon any securities exchange or under any law or regulation of any jurisdiction, or the consent or approval of any securities exchange or any governmental or regulatory body, is necessary as a condition of, or in connection with, the grant of such Awards or the exercise of any Option or the issuance or purchase of Shares thereunder, if applicable, such Award may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration, qualification, consent or approval.

(2) The Company may require, as a condition to the exercise of an Award or the delivery of Shares under an Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act or any applicable state or non-U.S. securities law. Any Shares required to be issued to Participants under the Plan will be evidenced in such manner as the Board may deem appropriate, including book-entry registration or delivery of share certificates. In the event that the Board determines that share certificates will be issued to Participants under the Plan, the Board may require that certificates evidencing Shares issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Shares, and the Company may hold the share certificates pending lapse of the applicable restrictions.

Article 3

OPTIONS

Section 3.1 Nature of Options.

An Option is a right granted by the Company from time to time to a Participant entitling such Participant to acquire a designated number of Shares from treasury at the Option Price, but subject to the provisions hereof and the provisions of the applicable Option Agreement. For the avoidance of doubt, no Dividend Equivalents shall be granted in connection with an Option.

Section 3.2 Option Awards.

Subject to the provisions set forth in this Plan and any shareholder or regulatory approval which may be required, the Board shall, from time to time, by resolution, in its sole discretion, determine the price per Share to be payable upon the exercise of each such Option (the “Option Price”), the relevant vesting provisions (including Performance Criteria and Vesting Year, if applicable), the Option Term, the date(s) and the manner in which Options may be exercised during the Option Term (including the initial year such Options will become exercisable during the Option Term so as to constitute the Vesting Year) and all other option conditions, the whole subject to the terms and conditions prescribed in this Plan or in the applicable Option Agreement, and any applicable rules of a Stock Exchange.

Section 3.3 Option Price.

The Option Price for Shares that are the subject of any Option shall be determined and approved by the Board when such Option is granted, but, subject to Section 3.7(b), shall not be less than the Market Value of such Shares at the time of the grant.

Section 3.4 Option Term.

(1) The Board shall determine, at the time of granting the particular Option, the period during which the Option is exercisable, which, subject to Section 3.7(b), shall not be more than ten (10) years from the date the Option is granted (the “Option Term”). Unless otherwise determined by the Board, all unexercised Options shall be cancelled at the expiry of such Options.

(2) Should the expiration date for an Option fall within a Black-Out Period, such expiration date shall be automatically extended without any further act or formality to that date which is the tenth (10th) Business Day after the end of the Black-Out Period, such tenth (10th) Business Day to be considered the expiration date for such Option for all purposes under the Plan. Notwithstanding Section 9.3 hereof, the ten (10) Business Day period referred to in Section 3.4(2) may not be extended by the Board.

Section 3.5 Exercise of Options.

Prior to expiration or earlier termination in accordance with the Plan, each Option shall be exercisable at such time or times and/or pursuant to the achievement of such Performance Criteria and/or other vesting conditions as the Board at the time of granting the particular Option may determine in its sole discretion. For the avoidance of doubt, any exercise of Options by a Participant shall be made in accordance with the Company’s insider trading policy.

Section 3.6 Method of Exercise and Payment of Option Price.

(1) Subject to the provisions of the Plan and the applicable Option Agreement, an Option granted under the Plan shall be exercisable (from time to time as provided in Section 3.5 hereof) by the Participant (or by the liquidator, executor or administrator, as the case may be, of the estate of such Participant) by delivering a fully completed Exercise Notice to the Company at its registered office to the attention of the Corporate Secretary of the Company (or the individual that the Corporate Secretary of the Company may from time to time designate) or by giving notice in such other manner as the Company may from time to time designate, which notice shall specify the number of Shares in respect of which the Option is being exercised and shall, if applicable, be accompanied by full payment, by cash, certified cheque, bank draft or any other form of payment deemed acceptable by the Company of the Option Price for the number of Shares specified therein and, if required by Section 10.2, the amount necessary to satisfy any taxes. Unless otherwise determined by the Board, payment of the Option Price must be provided no later than three (3) Business Days following delivery by the Participant of the Exercise Notice to the Company.

(2) Upon the exercise of any Option, the Company shall, as soon as practicable after such exercise but no later than ten (10) Business Days following such exercise, forthwith cause the transfer agent and registrar of the Shares either to:

(a) deliver to the Participant (or to the liquidator, executor or administrator, as the case may be, of the estate of such Participant) a certificate in the name of the Participant representing in the aggregate such number of Shares as the Participant (or to the liquidator, executor or administrator, as the case may be, of the estate of such Participant) shall have then paid for and as are specified in such Exercise Notice; or

(b) in the case of Shares issued in uncertificated form, cause the issuance of the aggregate number of Shares as the Participant (or the liquidator, executor or administrator, as the case may be, of the estate of such Participant) shall have then paid for and as are specified in such Exercise Notice to be evidenced by a book position on the register of the shareholders of the Company to be maintained by the transfer agent and registrar of the Shares.

Section 3.7 Grant of Incentive Stock Options.

At the time of the grant of any Option, the Board may in its discretion designate that such Option shall be made subject to additional restrictions to permit it to qualify as an Incentive Stock Option under Section 422 of the U.S. Code. Any Option designated as an Incentive Stock Option:

(a) shall be granted only to an employee of the Company or a Subsidiary Corporation;

(b) shall have an Option Price of not less than 100% of the Market Value of a Share on the date the Incentive Stock Option is granted, and, if granted to a person who owns capital stock (including stock treated as owned under Section 424(d) of the U.S. Code) possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Subsidiary Corporation (a “More Than 10% Owner”), have an Option Price not less than 110% of the Market Value of a Share on its Grant Date;

(c) shall have an Option Term of not more than 10 years (5 years if the Eligible Participant is a More Than 10% Owner) from the date the Option is granted, and shall be subject to earlier termination as provided herein or in the applicable Grant Agreement;

(d) shall not have an aggregate Market Value (as of the date of grant) of the Shares with respect to which Incentive Stock Options (within the meaning of Section 424(e) and (f) of the U.S. Code, and whether granted under the Plan or any other stock option plan of the Eligible Participant’s employer or any Subsidiary Corporation (“Other Plans”)) are exercisable for the first time by such Eligible Participant during any calendar year (“Current Grant”), determined in accordance with the provisions of Section 422 of the U.S. Code, which exceeds US$100,000 (the “US$100,000 Limit”); provided, that any Options in excess of the US$100,000 Limit shall be reclassified as Nonstatutory Options;

(e) shall require the Eligible Participant to notify the Company of any disposition of any Shares delivered pursuant to the exercise of the Incentive Stock Option under the circumstances described in Section 421(b) of the U.S. Code (relating to holding periods and certain disqualifying dispositions) (“Disqualifying Disposition”) within 10 days of such a Disqualifying Disposition;

(f) shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Eligible Participant’s lifetime, only by the Eligible Participant; provided, however, that the Eligible Participant may, to the extent provided in the Plan in any manner specified by the Committee, designate in writing a beneficiary to exercise his or her Incentive Stock Option after the Eligible Participant’s death; and

(g) shall, if such Option nevertheless fails to meet the foregoing requirements, or otherwise fails to meet the requirements of Section 422 of the U.S. Code for an Incentive Stock Option, be treated for all purposes of this Plan, except as otherwise provided in subsection (d) above, as an Option that is not an Incentive Stock Option.

Section 3.8 Grant of Options for Non-Qualifying Canadian Securities

If the Proposed Section 110 Amendments have come into force, at the time of the grant of any Option, the Board may designate, or shall, to the extent required by the Tax Act, designate, that such Option shall be in respect of Shares that are Non-Qualifying Canadian Securities, and the Board shall cause to be provided notice of such designation of Shares as Non-Qualifying Canadian Securities in the manner and by the date(s) required by subsection 110(1.9) of the Tax Act to each of:

(a) the Participant (including, where permitted by the Tax Act, in a Grant Agreement); and

(b) the Minister of National Revenue for Canada.

Section 3.9 Option Agreements.

Options shall be evidenced by an Option Agreement, in such form not inconsistent with the Plan as the Board may from time to time determine. The Option Agreement shall contain such terms and conditions that may be considered necessary in order for the Options to comply with any provisions respecting options contained in any income tax laws or any other laws in force in any country or jurisdiction of which the Participant may from time to time be a resident or citizen or the rules of any regulatory body having jurisdiction over the Company.

Article 4

PERFORMANCE SHARE UNITS

Section 4.1 Nature of PSUs.

A PSU is an Award that, upon vesting, entitles the Participant to receive (1) a Share (issued from treasury or purchased on the open market), (2) the Cash Equivalent or (3) a combination thereof, as the case may be, and whose grant or vesting is in whole or in part conditional on the attainment of specific Performance Criteria, all pursuant to and subject to such conditions as the Board may determine at the time of grant.

Section 4.2 PSU Awards.

(1) Subject to the provisions herein set forth and any shareholder or regulatory approval which may be required, the Board shall, at any time and from time to time, in its sole discretion, determine the relevant conditions and vesting provisions (including the applicable Performance Period and Performance Criteria) and the Restriction Period of such PSUs, the whole subject to the terms and condition prescribed in this Plan and in the applicable PSU Agreement.

(2) In making such determination, the Board shall consider the timing of crediting PSUs, including crediting PSUs in connection with Dividend Equivalents, to a Participant’s Account, the vesting requirements and settlement timing applicable to such PSUs to ensure that the crediting of the PSUs to the Participant’s Account, the vesting requirements and settlement timing are not considered a “salary deferral arrangement” for the purposes of the Tax Act and any applicable provincial legislation.

(3) Subject to the vesting and other conditions and provisions herein set forth and in the applicable PSU Agreement (including the applicable Performance Period and Performance Criteria), each PSU awarded to a Participant shall entitle the Participant to receive (a) a Share (issued from treasury or purchased on the open market), (b) the Cash Equivalent or (c) a combination thereof, as the case may be, upon determination by the Board on the Share Unit Vesting Determination Date that the vesting conditions (including the Performance Criteria) have been met and no later than the last day of the applicable Restriction Period.

Section 4.3 Vesting of PSUs.

Subject to the terms of this Plan and the applicable PSU Agreement, after the applicable Performance Period has ended, the holder of PSUs shall be entitled to receive payout on the value and number of PSUs, determined by the Board on the applicable Share Unit Vesting Determination Date as a function of the extent to which the corresponding Performance Criteria have been achieved. After the Board has determined that the Performance Criteria relating to PSUs credited to a Participant’s Account with respect to a Performance Period have been achieved, such PSUs shall entirely vest and be paid in accordance with Section 4.4. Notwithstanding any provision to the contrary in this Plan or the applicable PSU Agreement, the Board may, in its sole discretion, make adjustments to the calculation of any PSUs granted to Participants based on its assessment of the risk level, events that may impact the value of the PSUs or when calculations do not properly reflect all of the relevant considerations. Unless otherwise determined by the Board, all PSUs credited to a Participant’s Account with respect to a Performance Period, in respect of which the Performance Criteria have not been achieved, shall automatically be forfeited and be cancelled on the Share Unit Vesting Determination Date and, in any event, no later than the last day of the Restriction Period.

Section 4.4 Settlement of PSUs.

(1) The applicable settlement period in respect of a particular PSU shall be determined by the Board. Except as otherwise provided in a PSU Agreement or any other provision of this Plan, all vested PSUs shall be settled as soon as practicable following the applicable Share Unit Vesting Determination Date but in all cases no later than the earlier of (a) sixty (60) days following the applicable Share Unit Vesting Determination Date; and (b) for a PSU that is subject to the Tax Act, three (3) years after the last day of the calendar year in which the performance of services for which such PSU was granted, occurred (the “PSU Settlement Date”). Following the receipt of such settlement, the PSU so settled shall be of no value whatsoever and shall be removed from the Participant’s Account.

(2) The Board, in its sole discretion, may settle at the end of the applicable Performance Period vested PSUs by providing a Participant (or to the liquidator, executor or administrator, as the case may be, of the estate of the Participant) with:

(a) in the case of settlement of PSUs for their Cash Equivalent, delivery of a cheque or any other form of payment deemed acceptable by the Board to the Participant representing the Cash Equivalent;

(b) in the case of settlement of PSUs for Shares, delivery of Shares issued from treasury or purchased on the Participant’s behalf on the open market;

(c) in the case of settlement of the PSUs for a combination of Shares and the Cash Equivalent, a combination of (a) and (b) above, together equivalent in value to the vested PSUs.

Section 4.5 Determination of Amounts.

(1) For purposes of determining the Cash Equivalent of PSUs to be made pursuant to Section 4.4, such calculation will be made on the PSU Settlement Date based on the Market Value on the PSU Settlement Date multiplied by the number of vested PSUs in the Participant’s Account to settle in cash.

(2) For the purposes of determining the number of Shares to be issued or delivered to a Participant upon settlement of PSUs pursuant to Section 4.4, such calculation will be made on the PSU Settlement Date based on the whole number of Shares equal to the whole number of vested PSUs then recorded in the Participant’s Account to settle in Shares.

Section 4.6 PSU Agreements

PSUs shall be evidenced by a PSU Agreement, in such form not inconsistent with the Plan as the Board may from time to time determine. The PSU Agreement shall contain such terms that may be considered necessary in order that the PSU will comply with any provisions respecting performance share units in the income tax or other laws in force in any country or jurisdiction of which the Participant may from time to time be a resident (for tax purposes) or a citizen or the rules of any regulatory body having jurisdiction over the Company.

Section 4.7 Grant of Dividend Equivalents

(1) Unless otherwise set forth in a PSU Agreement, Dividend Equivalents shall be awarded in respect of all PSUs in a Participant’s Account every time dividends (other than share dividends) are paid on the Shares. On the Dividend Payment Date, the Company shall credit an additional number of PSUs to the Participant’s Account determined as per the following formula: (A x B)/C where:

“A” represents the amount of the dividend per Share declared and paid on the Shares by the Company;

“B” represents the number of PSUs listed in the Participant’s Account on the Dividend Payment Date; and

“C” represents the Market Value of one Share on the Dividend Payment Date.

(2) Any additional PSUs credited to a Participant’s Account as a Dividend Equivalent pursuant to this Section 4.7 shall be subject to the same applicable Share Unit Vesting Determination Date, Performance Period, Performance Criteria, vesting conditions, and settlement dates as the related PSUs in respect of which such additional PSUs are credited.

Article 5

RESTRICTED SHARE UNITS

Section 5.1 Nature of RSUs.

An RSU is an Award that, upon vesting, entitles the Participant to receive (1) a Share (issued from treasury or purchased on the open market), (2) the Cash Equivalent or (3) a combination thereof, as the case may be, all pursuant and subject to such restrictions and conditions as the Board may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of Performance Criteria or other pre-established vesting conditions and objectives.

Section 5.2 RSU Awards.

(1) Subject to the provisions herein set forth and any shareholder or regulatory approval which may be required, the Board shall, from time to time, in its sole discretion, determine the relevant conditions and vesting provisions (including the applicable Performance Period and Performance Criteria, if any) and the Restriction Period of such RSUs, the whole subject to the terms and conditions prescribed in this Plan and in the applicable RSU Agreement.

(2) In making such determination, the Board shall consider the timing of crediting RSUs, including crediting RSUs in connection with Dividend Equivalents, to a Participant’s Account, the vesting requirements and settlement timing applicable to such RSUs to ensure that the crediting of the RSUs to the Participant’s Account, the vesting requirements and settlement timing are not considered a “salary deferral arrangement” for the purposes of the Tax Act and any applicable provincial legislation.

(3) Subject to the vesting and other conditions and provisions herein set forth and in the applicable RSU Agreement, each RSU awarded to a Participant shall entitle the Participant to receive (a) a Share (issued from treasury or purchased on the open market), (b) the Cash Equivalent or (c) a combination thereof, as the case may be, upon determination by the Board on the Share Unit Vesting Determination Date that the vesting conditions (including the Performance Criteria, if any) have been met and no later than the last day of the applicable Restriction Period.

Section 5.3 Vesting of RSUs.

Subject to the terms of this Plan and the applicable RSU Agreement, after the applicable vesting period has ended, the holder of RSUs shall be entitled to receive payout on the value and number of RSUs, determined by the Board on the applicable Share Unit Vesting Determination Date as a function of the extent to which the corresponding vesting criteria, including Performance Criteria, if any, have been achieved. After the Board has determined that the vesting criteria relating to RSUs credited to a Participant’s Account have been achieved, such RSUs shall entirely vest and be paid in accordance with Section 5.4. Notwithstanding any provision to the contrary in this Plan or the applicable RSU Agreement, the Board may, in its sole discretion, make adjustments to the calculation of any RSUs granted to Participants based on its assessment of the risk level, events that may impact the value of the RSUs or when calculations do not properly reflect all of the relevant considerations. Unless otherwise determined by the Board, all RSUs credited to a Participant’s Account in respect of which the vesting criteria have not been achieved, shall automatically be forfeited and be cancelled on the Share Unit Vesting Determination Date and, in any event, no later than the last day of the Restriction Period.

Section 5.4 Settlement of RSUs.

(1) The applicable settlement period in respect of a particular RSU shall be determined by the Board. Except as otherwise provided in an RSU Agreement or any other provision of this Plan, all vested RSUs shall be settled as soon as practicable following the applicable Share Unit Vesting Determination Date but in all cases no later than the earlier of (a) sixty (60) days following the applicable Share Unit Vesting Determination Date; and (b) for an RSU that is subject to the Tax Act, three (3) years after the last day of the calendar year in which the performance of services for which such RSU was granted, occurred (the ”RSU Settlement Date”). Following the receipt of such settlement, the RSU so settled shall be of no value whatsoever and shall be removed from the Participant’s Account.

(2) The Board, in its sole discretion, may settle vested RSUs by providing a Participant (or to the liquidator, executor or administrator, as the case may be, of the estate of the Participant) with:

(a) in the case of settlement of RSUs for their Cash Equivalent, delivery of a cheque or any other form of payment deemed acceptable by the Board to the Participant representing the Cash Equivalent;

(b) in the case of settlement of RSUs for Shares, delivery of Shares issued from treasury or purchased on the Participant’s behalf on the open market;

(c) in the case of settlement of the RSUs for a combination of Shares and the Cash Equivalent, a combination of (a) and (b) above, together equivalent in value to the vested RSUs.

Section 5.5 Determination of Amounts.

(1) For purposes of determining the Cash Equivalent of RSUs to be made pursuant to Section 5.4, such calculation will be made on the RSU Settlement Date based on the Market Value on the RSU Settlement Date multiplied by the number of vested RSUs in the Participant’s Account to settle in cash.

(2) For the purposes of determining the number of Shares to be issued or delivered to a Participant upon settlement of RSUs pursuant to Section 5.4, such calculation will be made on the RSU Settlement Date based on the whole number of Shares equal to the whole number of vested RSUs then recorded in the Participant’s Account to settle in Shares.

Section 5.6 RSU Agreements.

RSUs shall be evidenced by an RSU Agreement, in such form not inconsistent with the Plan as the Board may from time to time determine. The RSU Agreement shall contain such terms that may be considered necessary in order that the RSU will comply with any provisions respecting restricted share units in the income tax or other laws in force in any country or jurisdiction of which the Participant may from time to time be a resident or citizen or the rules of any regulatory body having jurisdiction over the Company.

Section 5.7 Grant of Dividend Equivalents.

(1) Unless otherwise set forth in an RSU Agreement, Dividend Equivalents shall be awarded in respect of all RSUs in a Participant’s Account every time dividends (other than share dividends) are paid on the Shares. On the Dividend Payment Date, the Company shall credit an additional number of RSUs, if any, to the Participant’s Account determined as per the following formula: (A x B)/C where:

“A” represents the amount of the dividend per Share declared and paid on the Shares by the Company;

“B” represents the number of RSUs listed in the Participant’s Account on the Dividend Payment Date; and

“C” represents the Market Value of one Share on the Dividend Payment Date.

(2) Any additional RSUs credited to a Participant’s Account as a Dividend Equivalent pursuant to this Section 5.7 shall be subject to the same applicable Share Unit Vesting Determination Date, vesting conditions, and settlement dates as the related RSUs in respect of which such additional RSUs are credited.

Article 6

DEFERRED SHARE UNITS

Section 6.1 Nature of DSUs.

A DSU is an Award that, upon vesting, entitles the Participant to receive (1) a Share (issued from treasury or purchased on the open market), (2) to receive the Cash Equivalent or (3) to receive a combination thereof, as the case may be, all pursuant and subject to such restrictions and conditions as the Board may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or other pre-established vesting conditions and objectives.

Section 6.2 DSU Awards.

(1) Subject to the provisions herein set forth and any shareholder or regulatory approval which may be required, the Board shall, from time to time, in its sole discretion, determine the relevant conditions and any vesting provisions and the Restriction Period of such DSUs, the whole subject to the terms and conditions prescribed in this Plan and in any applicable DSU Agreement.

(2) In making such determination, the Board shall consider the timing of crediting DSUs, including crediting DSUs in connection with Dividend Equivalents, to a Participant’s Account, any vesting requirements and settlement timing applicable to such DSUs to ensure that the crediting of the DSUs to the Participant’s Account, any vesting requirements and settlement timing are compliant with Regulation 6801(d) under the Tax Act and any applicable provincial legislation.

(3) Subject to any vesting and other conditions and provisions herein set forth and in the applicable DSU Agreement, if any, each DSU awarded to a Participant shall entitle the Participant to receive (a) a Share (issued from treasury or purchased on the open market), (b) the Cash Equivalent or (c) a combination thereof, as the case may be, upon determination by the Board on the Share Unit Vesting Determination Date that any applicable vesting conditions have been met and no later than the last day of the applicable Restriction Period.

Section 6.3 Vesting of DSUs.

Except as otherwise determined by the Board or as provided in the applicable DSU Agreement, if any, DSUs shall entirely vest on the date of grant. Subject to the terms of this Plan and the applicable DSU Agreement, if any, after the applicable vesting period, if any, has ended and after the Participant’s Termination Date, the holder of DSUs shall be entitled to receive payout on the value and number of DSUs, determined by the Board on the applicable Share Unit Vesting Determination Date as a function of the extent to which the corresponding vesting criteria, if any, have been achieved. After the Board has determined that the vesting criteria, if any, relating to DSUs credited to a Participant’s Account have been achieved, such DSUs shall entirely vest and be paid in accordance with Section 6.4. Notwithstanding any provision to the contrary in this Plan or any applicable DSU Agreement, the Board may, in its sole discretion, make adjustments to the calculation of any DSUs granted to Participants based on its assessment of the risk level, events that may impact the value of the DSUs or when calculations do not properly reflect all of the relevant considerations, provided further that, in respect of any DSUs subject to the Tax Act, no such adjustments shall entitle the Participant or a person with whom the employee does not deal at arm’s length, either immediately or in the future, either absolutely or contingently, to receive or obtain any amount or benefit granted or to be granted for the purpose of reducing the impact, in whole or in part, of any reduction in the Market Value of the Shares. Unless otherwise determined by the Board, all DSUs credited to a Participant’s Account in respect of which any vesting criteria have not been achieved shall automatically be forfeited and be cancelled on the Share Unit Vesting Determination Date and, in any event, no later than the last day of the Restriction Period.

Section 6.4 Settlement of DSUs.

(1) The applicable settlement period in respect of a particular DSU shall be determined by the Board and set forth in an Award Agreement. Except as otherwise provided in any DSU Agreement or any other provision of this Plan, all vested DSUs shall be settled as soon as practicable following the applicable Share Unit Vesting Determination Date but no later than the earlier of (a) sixty (60) days following the applicable Share Unit Vesting Determination Date; and (b) in the case of a DSU that is subject to the Tax Act, the last day of the calendar year following the Participant’s Termination Date (the ”DSU Settlement Date”). Following the receipt of such settlement, the DSU so settled shall be of no value whatsoever and shall be removed from the Participant’s Account.

(2) The Board, in its sole discretion, may settle vested DSUs by providing a Participant (or to the liquidator, executor or administrator, as the case may be, of the estate of the Participant) with:

(a) in the case of settlement of DSUs for their Cash Equivalent, delivery of a cheque or any other form of payment deemed acceptable by the Board to the Participant representing the Cash Equivalent;

(b) in the case of settlement of DSUs for Shares, delivery of Shares issued from treasury or purchased on the Participant’s behalf on the open market;

(c) in the case of settlement of the DSUs for a combination of Shares and the Cash Equivalent, a combination of (a) and (b) above, together equivalent in value to the vested DSUs.

Section 6.5 Determination of Amounts.

(1) For purposes of determining the Cash Equivalent of DSUs to be made pursuant to Section 6.4, such calculation will be made on the DSU Settlement Date based on the Market Value on the DSU Settlement Date multiplied by the number of vested DSUs in the Participant’s Account to settle in cash.

(2) For the purposes of determining the number of Shares to be issued or delivered to a Participant upon settlement of DSUs pursuant to Section 6.4, such calculation will be made on the DSU Settlement Date based on the whole number of Shares equal to the whole number of vested DSUs then recorded in the Participant’s Account to settle in Shares.

Section 6.6 DSU Agreements.

DSUs shall be evidenced by a DSU Agreement, in such form not inconsistent with the Plan as the Board may from time to time determine. The DSU Agreement may contain such terms that may be considered necessary in order that the DSU will comply with any provisions respecting deferred share units in the income tax or other laws in force in any country or jurisdiction of which the Participant may from time to time be a resident or citizen or the rules of any regulatory body having jurisdiction over the Company.

Section 6.7 Grant of Dividend Equivalents.

(1) Except as otherwise set forth in a DSU Agreement, Dividend Equivalents shall be awarded in respect of all DSUs in a Participant’s Account every time dividends (other than share dividends) are paid on the Shares. On the Dividend Payment Date, the Company shall credit an additional number of DSUs, if any, to the Participant’s Account determined as per the following formula: (A x B)/C where:

“A” represents the amount of the dividend per Share declared and paid on the Shares by the Company;

“B” represents the number of DSUs listed in the Participant’s Account on the Dividend Payment Date; and

“C” represents the Market Value of one Share on the Dividend Payment Date.

(2) Any additional DSUs credited to a Participant’s Account as a Dividend Equivalent pursuant to this Section 6.7 shall be subject to the same applicable Share Unit Vesting Determination Date, vesting conditions and settlement dates, if any, as the DSUs in respect of which such additional DSUs are credited.

Article 7

GENERAL CONDITIONS

Section 7.1 General Conditions applicable to Awards.

Each Award, as applicable, shall be subject to the following conditions:

(1) Vesting Period. Each Award granted hereunder shall vest in accordance with the terms of the Grant Agreement entered into in respect of such Award.

(2) Employment. Notwithstanding any express or implied term of this Plan to the contrary, the granting of an Award pursuant to the Plan shall in no way be construed as a guarantee by the Company or a Subsidiary to the Participant of employment or another service relationship with the Company or a Subsidiary. The granting of an Award to a Participant shall not impose upon the Company or a Subsidiary any obligation to retain the Participant in its employ or service in any capacity. Nothing contained in this Plan or in any Award granted under this Plan shall interfere in any way with the rights of the Company or any of its Affiliates in connection with the employment, retention or termination of any such Participant. The loss of existing or potential profit in Shares underlying Awards granted under this Plan shall not constitute an element of damages in the event of termination of a Participant’s employment or service in any office or otherwise. For clarity, in the event of such a termination, (i) there will be no further Awards granted to a Participant after the Termination Date; and (ii) the Participant will not be entitled to any damages or compensation in respect of any Awards which may have been granted or paid to the Participant after the Termination Date or if working notice of termination had been given, including but not limited to damages in lieu of notice at law.

(3) Grant of Awards. Eligibility to participate in this Plan does not confer upon any Eligible Participant any right to be granted Awards pursuant to this Plan. Granting Awards to any Eligible Participant does not confer upon any Eligible Participant the right to receive nor preclude such Eligible Participant from receiving any additional Awards at any time. Participation in the Plan shall be entirely voluntary and any decision not to participate shall not affect an Eligible Participant’s relationship or employment with the Company or any Subsidiary.

(4) Rights as a Shareholder. Neither the Participant nor such Participant’s personal representatives or legatees shall have any rights whatsoever as shareholder in respect of any Shares underlying such Participant’s Awards by reason of the grant of such Awards until such Awards have been duly exercised, as applicable, and settled and Shares have been issued or purchased on the open market, as applicable.

(5) Conformity to Plan. In the event that an Award is granted or a Grant Agreement is executed which does not conform in all particulars with the provisions of the Plan, or purports to grant Awards on terms different from those set out in the Plan, the Award or the grant of such Award shall not be in any way void or invalidated, but the Award so granted will be adjusted to become, in all respects, in conformity with the Plan. In the event of conflicting provisions contained within any applicable Grant Agreement, the Board shall have sole discretion to determine the prevailing provision and interpretation thereof.

(6) Transferrable Awards. Except as specifically provided in a Grant Agreement approved by the Board, each Award granted under the Plan is personal to the Participant and shall not be assignable or transferable by the Participant, whether voluntarily or by operation of law, except by will or by the laws of succession of the domicile of the deceased Participant. No Award granted hereunder shall be pledged, hypothecated, charged, transferred, monetized, securitized, assigned or otherwise encumbered or disposed of on pain of nullity.

(7) Participant’s Entitlement. Except as otherwise provided in this Plan or unless the Board permits otherwise, upon any Subsidiary ceasing to be a subsidiary of the Company, Awards previously granted under this Plan that, at the time of such change, are held by a Person who is a director, executive officer, employee or consultant of such Subsidiary and not of the Company itself, whether or not then vested or exercisable, shall automatically terminate on the date of such change.

(8) No Other Employee Benefits. The amount or value deemed to be or received by a Participant as a result of the exercise or settlement of an Award or as a result of the sale of a Share received or purchased upon the exercise or settlement of an Award will not constitute compensation with respect to which any other employee benefits of that Participant are determined including benefits under any bonus, pension, profit-sharing, insurance and salary continuation plan, except as otherwise specifically determined by the Board, nor will it be a basis to calculate any amount of termination or severance after the Participant’s Termination Date. In the event that the employment of the Participant is terminated by the Company either with or without Cause, and with or without reasonable notice, the Participant shall have no rights to any particular grants which have been made to him or her other than as set forth in the Plan, the applicable Grant Agreement or in any other separate written agreement entered into between the Company and the Participant, and the Participant will not be entitled to recover damages nor to be paid any benefits or to recover any compensation which the Participant would or may otherwise have been entitled to under the Plan if the Participant had remained actively employed by the Company.

Section 7.2 General Conditions applicable on Termination.

Unless otherwise determined by the Board or otherwise provided in the applicable Grant Agreement, each Award shall be subject to the following conditions, as applicable:

(1) Termination for Cause. Upon a Participant ceasing to be an Eligible Participant for Cause, any Awards granted to such Participant, whether vested or unvested on the Termination Date, shall terminate automatically and become void immediately on the Termination Date. For the purposes of the Plan, the determination by the Company that the Participant was discharged for Cause shall be binding on the Participant. “Cause” shall have the meaning set forth in an employment or termination or severance agreement between a Participant and the Company or a Subsidiary, and if no such agreement exists (or if such agreement does not define “Cause” or similar term) shall include gross misconduct, theft, fraud, breach of confidentiality or breach of the Company’s code of business conduct and ethics and any other reason determined by the Company to be cause for termination without notice or payment in lieu of notice in accordance with applicable law.

(2) Resignation or Retirement. Upon a Participant ceasing to be an Eligible Participant as a result of his or her resignation or retirement from the Company or a Subsidiary, as applicable, (a) the Board may, in its sole discretion, determine that a portion of the PSUs, RSUs and/or DSUs granted to such Participant under the Plan will immediately vest and be settled (based on the vesting terms, including, if applicable, achievement of Performance Criteria, up to the Termination Date, as determined in the final and sole discretion of the Board), (b) all unvested Options will be forfeited on the Termination Date, and (c) vested Options will remain exercisable until the earlier of thirty (30) days after the Termination Date or the expiry date of the Options, after which time all Options will expire. For greater certainty, if, following a Participant’s resignation or retirement from the Company or a Subsidiary, the end of the thirty (30) day period during which Options may be exercised should fall within a Black-Out Period, the provisions of Section 3.4(2) shall apply to extend the end of such period to the tenth (10th) Business Day following the end of such Black-Out Period.

(3) Death or Disability. Upon a Participant’s termination of employment as a result of death or Disability, (a) all rights, title and interest in Options granted to such Participant under the Plan, which are unvested on the Termination Date, will continue to vest in accordance with the terms of this Plan and the Participant’s Grant Agreement for a period of up to two years, subject to the underlying Options’ expiry date, (b) vested Options (including such Options that vest during the period following the Termination Date) will remain exercisable until the earlier of (i) two years after the Termination Date and (ii) the expiry date of the Options, after which time all Options will automatically expire, and (iii) a portion of PSUs, RSUs and/or DSUs granted to the Participant under the Plan will immediately vest on the Termination Date and be settled (based on the vesting terms, including, if applicable, achievement of Performance Criteria, up to the Termination Date, as determined in the final and sole discretion of the Board). Upon the death or Disability of a Participant, the Participant’s rights if any shall only be exercisable by the administrator, executor or liquidator of the Participant’s estate, as the case may be. “Disability” shall have the meaning set forth in an employment or termination or severance agreement between a Participant and the Company or a Subsidiary, and if no such agreement exists (or if such agreement does not define “Disability” or similar term) shall mean any medical condition whatsoever (including physical or mental illness) which leads to the Participant’s absence from his or her job function for a continuous period of six (6) months without the Participant being able to resume functions on a full-time basis at the expiration of such period and which, in light of the position held by the Participant, the parties agree would cause undue hardship to the Company or any of its Subsidiaries which cannot be accommodated; it being understood that unsuccessful attempts to return to work for periods of less than fifteen (15) days shall not interrupt the calculation of such six (6) month period.

(4) Termination without Cause. Upon termination of a Participant’s employment without Cause, (a) the Board may, in its sole discretion, determine that a portion of the PSUs, RSUs and/or DSUs granted to such Participant under the Plan will immediately vest and be settled (based on the vesting terms, including, if applicable, achievement of Performance Criteria, up to the Termination Date, as determined in the final and sole discretion of the Board), (b) all unvested Options will be forfeited on the Termination Date, and (c) vested Options will remain exercisable until the earlier of ninety (90) days after the Termination Date or the expiry date of the Options, after which time all Options will expire. For greater certainty, if, following termination of a Participant’s employment without Cause, the end of the ninety (90) day period during which Options may be exercised should fall within a Black-Out Period, the provisions of Section 3.4(2) shall apply to extend the end of such period to the tenth (10th) Business Day following the end of such Black-Out Period.

(5) Rights of Participant. The rights of a Participant pursuant to the above paragraphs are the only rights to which the Participant (or his or her estate) is entitled on a termination of employment with respect to such Participant’s Options, PSUs, RSUs and DSUs. Regardless of whether, on the Termination Date, the Participant is entitled to a reasonable notice period of termination of employment or compensation in lieu thereof, or is entitled to a specific notice period of termination of employment or compensation in lieu thereof, the Participant is not entitled to claim any other rights to any vested or unvested Options, PSUs, RSUs, or DSUs during such notice period or compensation in lieu thereof, whether by way of general or specific damages and whether in contract, tort or otherwise.

(6) Unvested Awards. Other than as provided herein, if any portion of an Award has not vested by the Termination Date, that portion of such Award may not, under any circumstances, be exercised by the Participant. This provision will apply regardless of whether the Participant was entitled to a period of notice of termination, termination or severance payment or other continuing benefits or amounts, whether pursuant to applicable law, contract or further to a judgment rendered by a tribunal of competent jurisdiction, as the case may be, that follows or ought to have followed the last day on which a Participant actively performs his or her employment duties for the Company or one of its Subsidiaries, as applicable.

Article 8

COMPLIANCE WITH U.S. TAX LAWS

The provisions of this Article 8 shall apply solely to Participants who are subject to taxation under the U.S. Code.

Section 8.1 Special Provisions Related to Section 409A of the U.S. Code.

(1) General. It is the intention, but not the obligation, that the Board design payments and benefits provided under this Plan and design any Award so that it shall either be exempt from the application of, or comply with, the requirements of the Nonqualified Deferred Compensation Rules. The Plan and all Grant Agreements shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Subsidiaries nor their respective directors, officers, employees or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

(2) Allocation among Possible Exemptions. If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company shall determine which Awards or portions thereof will be subject to such exemptions.

(3) Six-Month Delay in Certain Circumstances. Notwithstanding anything in the Plan or in any Grant Agreement to the contrary, if any amount or benefit that would constitute Non-Exempt Deferred Compensation would otherwise be payable or distributable under this Plan or any Grant Agreement by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Board under the Nonqualified Deferred Compensation Rules, including Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

(a) the amount of such Non-Exempt Deferred Compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided, without interest, on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant’s death) (in either case, the “Required Delay Period”); and

(b) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in the Nonqualified Deferred Compensation Rules; provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

(4) Installment Payments. If, pursuant to an Award, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in the Nonqualified Deferred Compensation Rules.

(5) Timing of Release of Claims. Whenever an Award conditions a payment or benefit on the Participant’s execution and non-revocation of a release of claims, such release must be executed and all revocation periods shall have expired within 60 days after the date of termination of the Participant’s employment; failing which such payment or benefit shall be forfeited. If such payment or benefit is exempt from the Nonqualified Deferred Compensation Rules, the Company may elect to make or commence payment at any time during such 60-day period. If such payment or benefit constitutes Non-Exempt Deferred Compensation, then, subject to Section 8.1(3) above, (a) if such 60-day period begins and ends in a single calendar year, the Company may make or commence payment at any time during such period at its discretion, and (b) if such 60-day period begins in one calendar year and ends in the next calendar year, the payment shall be made or commence during the second such calendar year (or any later date specified for such payment under the applicable Award), even if such signing and non-revocation of the release occur during the first such calendar year included within such 60-day period.

(6) Permitted Acceleration. The Company shall have the sole authority to make any accelerated distribution permissible under the Nonqualified Deferred Compensation Rules to Participants of deferred amounts, provided that such distribution(s) meets the requirements of the Nonqualified Deferred Compensation Rules.

Article 9

ADJUSTMENTS AND AMENDMENTS

Section 9.1 Adjustment to Shares Subject to Outstanding Awards.

At any time after the grant of an Award to a Participant and prior to the expiration of the term of such Award or the forfeiture or cancellation of such Award, in the event of (i) any subdivision of the Shares into a greater number of Shares, (ii) any consolidation of Shares into a lesser number of Shares, (iii) any reclassification, reorganization or other change affecting the Shares, (iv) any merger, amalgamation or consolidation of the Company with or into another corporation, (v) any distribution to all holders of Shares or other securities in the capital of the Company, of cash, evidences of indebtedness or other assets of the Company (excluding an ordinary course dividend in cash or shares, but including for greater certainty shares or equity interests in a subsidiary or business unit of the Company or one of its subsidiaries or cash proceeds of the disposition of such a subsidiary or business unit) or (vi) any transaction or change having a similar effect, then the Board shall in its sole discretion, subject to the required approval of a Stock Exchange (if any), determine the appropriate adjustments or substitutions to be made in such circumstances in order to maintain the economic rights of the Participant in respect of such Award in connection with such occurrence or change, including:

(1) adjustments to the Option Price without any change in the total price applicable to the unexercised portion of any Options granted under the Plan;

(2) adjustments to the number of Shares to which the Participant is entitled upon exercise or settlement of such Award;

(3) adjustments permitting the immediate exercise of any outstanding Awards that are not otherwise exercisable (subject, in the case of a DSU subject to the Tax Act, to any requirements of Regulation 6801(d) under the Tax Act); or

(4) adjustments to the number or kind of Shares reserved for issuance pursuant to the Plan.

Notwithstanding the foregoing, no such adjustment shall be authorized with respect to any Options held by Participants who are United States taxpayers to the extent that such adjustment would cause the Option (determined as if all such Options were Incentive Stock Options whether or not so designated) to violate Section 424(a) of the U.S. Code or would otherwise subject any Participant to taxation under Section 409A of the U.S. Code.

Section 9.2 Change of Control.

Notwithstanding anything else to the contrary herein, in the event of a potential Change of Control, the Board shall have the power, in its sole discretion, to modify the terms of this Plan and/or Awards (including, for greater certainty, to cause the vesting of all unvested Awards) to assist the Participants to tender into any take-over bid or similar transaction leading to a Change of Control. For greater certainty, in the event of a take-over bid or any other transaction leading to a Change of Control, the Board may (i) provide that any or all Awards shall thereupon terminate, provided that any such outstanding Awards that have vested shall remain exercisable until consummation of such Change of Control, or (ii) permit Participants to conditionally exercise their Awards, such conditional exercise to be conditional upon the take-up by such offeror of the Shares or other securities tendered to such take-over bid in accordance with the terms of such take-over bid (or the effectiveness of such other transaction leading to a Change of Control). If, however, the potential Change of Control referred to in this Section 9.2 is not completed within the time specified therein (as same may be extended), then notwithstanding this Section 9.2 or the definition of “Change of Control”: (i) any conditional exercise of vested Options shall be deemed to be null, void and of no effect, and such conditionally exercised Awards shall for all purposes be deemed not to have been exercised, (ii) Shares which were issued pursuant to exercise of Options which vested pursuant to this Section 9.2 shall be returned by the Participant to the Company and reinstated as authorized but unissued Shares, and (iii) the original terms applicable to Awards which vested pursuant to this Section 9.2 shall be reinstated.

Section 9.3 Amendment or Discontinuance of the Plan.

(1) The Board may suspend or terminate the Plan at any time, or from time to time amend or revise the terms of the Plan or any granted Awards without the consent of the Participants, provided that such suspension, termination, amendment or revision shall:

(a) not adversely alter or impair the rights or tax treatment of any Participant, without the consent of such Participant except as permitted by the provisions of the Plan;

(b) be in compliance with applicable law and with the prior approval, if required, of the shareholders of the Company, a Stock Exchange or any other regulatory body having authority over the Company; and

(c) be subject to shareholder approval, where required by law or the requirements of a Stock Exchange, provided that the Board may, from time to time, in its absolute discretion and without approval of the shareholders of the Company make the following amendments to this Plan:

(i)	any amendment to the vesting provision, if applicable, or assignability provisions of the Awards;

(ii)	any amendment to the expiration date of an Award that does not extend the terms of the Award past the original date of expiration of such Award;

(iii)	any amendment regarding the effect of termination of a Participant’s employment or engagement;

(iv)

any amendment to the terms and conditions of grants of PSUs, RSUs or DSUs, including the Performance Criteria, as applicable, quantity, type of Award, grant date, vesting periods, settlement date and other terms and conditions with respect to the Awards;

(v)	any amendment which accelerates the date on which any Award may be exercised or payable, as applicable, under the Plan;

(vi)

any amendment to the definition of an Eligible Participant under the Plan (other than with respect to Eligible Participants who are eligible to receive an Award of Incentive Stock Options), it being understood that, as applicable, any amendment aimed at expanding the scope of persons that may be eligible under the Plan will not be made without obtaining the approval of the shareholders of the Corporation as may be required under the rules of any stock exchange on which the Shares are listed at the applicable time;

(vii)

any reduction in the Option Price of an Option or any cancellation and replacement of an Option with an Option with a lower Option Price, to the extent such reduction or replacement does not benefit an Insider;

(viii)	any amendment necessary to comply with applicable law or the requirements of a Stock Exchange or any other regulatory body;

(ix)

any amendment of a “housekeeping” nature, including to clarify the meaning of an existing provision of the Plan, correct or supplement any provision of the Plan that is inconsistent with any other provision of the Plan, correct any grammatical or typographical errors or amend the definitions in the Plan;

(x)	any amendment regarding the administration of the Plan;

(xi)	any amendment to add a provision permitting the grant of Awards settled otherwise than with Shares issued from treasury;

(xii)	any amendment to add a cashless exercise feature or net exercise procedure;

(xiii)	any amendment to add a form of financial assistance; and

(xiv)	any other amendment that does not require the approval of the holders of Shares under Section 9.3(2).

(2) Notwithstanding Section 9.3(1), the Board shall be required to obtain shareholder approval to make the following amendments:

(a) any increase to the maximum number of Shares issuable pursuant to the Plan;

(b) except in the case of an adjustment pursuant to Article 9, any reduction in the Option Price of an Option or any cancellation and replacement of an Option with an Option with a lower Option Price, to the extent such reduction or replacement benefits an Insider;

(c) any extension of the term of an Award beyond the original expiry date, to the extent such amendment benefits an Insider;

(d) any amendment which increases the maximum number of Shares that may be issuable to Insiders at any time pursuant to the Insider participation limit;

(e) any amendment to the maximum number of Shares issuable, either as a fixed number or fixed percentage of outstanding capital represented by such Shares;

(f) any amendment which increases the maximum number of Shares that may be issuable upon exercise of Incentive Stock Options or modifies the definition of Eligible Participant used for purposes of determining eligibility for the grant of an Incentive Stock Option; and

(g) any amendment to the amendment provisions of the Plan;

provided that Shares held directly or indirectly by Insiders benefiting from the amendments shall be excluded when obtaining such shareholder approval.

(3) The Board may, by resolution, advance the date on which any Award may be exercised or payable (subject, in the case of a DSU subject to the Tax Act, to any requirements of Regulation 6801(d) under the Tax Act) or, subject to applicable regulatory provisions, including any rules of a Stock Exchange extend the expiration date of any Award, in the manner to be set forth in such resolution, provided that the period during which an Option is exercisable or a PSU, RSU or DSU remains outstanding does not exceed (a) in the case of Options, ten (10) years from the date such Option is granted and (b) in the case of PSUs, RSUs and DSUs, the last day of the Restriction Period in respect of such PSUs, RSUs and DSUs. The Board shall not, in the event of any such advancement or extension, be under any obligation to advance or extend the date on or by which any Option may be exercised or any PSU, RSU or DSU may remain outstanding by any other Participant.

Article 10

MISCELLANEOUS

Section 10.1 Use of an Administrative Agent and Trustee.

The Board may in its sole discretion appoint from time to time one or more entities to act as administrative agent or trustee to administer the Awards granted under the Plan and to act as trustee to hold and administer the assets that may be held in respect of Awards granted under the Plan, the whole in accordance with the terms and conditions determined by the Board in its sole discretion. The Company and the administrative agent will maintain records showing the number of Awards granted to each Participant under the Plan.

Section 10.2 Tax Withholding and Deduction.

(1) Notwithstanding any other provision of this Plan, all distributions, delivery of Shares or payments (including, for greater certainty, payments of Cash Equivalent) to a Participant (or to the liquidator, executor or administrator, as the case may be, of the estate of such Participant) under the Plan shall be made net of applicable taxes and social security and other source deductions. The Board shall determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations, including the delivery of cash or cash equivalents, Shares (including through delivery of previously owned Shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of Shares otherwise issuable or delivered pursuant to the Award), other property, or any other legal consideration the Board deems appropriate.

(2) Participants will be responsible for (and will indemnify the Company and any Affiliate in respect of) all taxes, social security contributions (including, if the terms of the Participant’s Option Agreement so provides, and if lawful, employer social security contributions) and other liabilities arising out of or in connection with any Award or the acquisition, holding or disposal of Shares. If the Company or any Affiliate or the trustee of any employee benefit trust has any liability to pay or account for any such tax or contribution, it may meet the liability by:

(a) selling Shares to which the Participant becomes entitled on his behalf and using the proceeds to meet the liability;

(b) deducting the amount of the liability from any cash payment due under this Plan;

(c) reducing the number of Shares to which the Participant would otherwise be entitled; and/or

(d) deducting the amount from any payment of salary, bonus or other payment due to the Participant.

(3) A Canadian tax resident Participant shall not settle any tax or social security contributions, or other such liabilities, by the sale of Shares, acquired through a prior Award, to the Company.

Section 10.3 Clawback.

Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement). Without limiting the generality of the foregoing, the Board may provide in any case that outstanding Awards (whether or not vested or exercisable) and the proceeds from the exercise or disposition of Awards or Shares acquired under Awards will be subject to forfeiture and disgorgement to the Company, with interest and other related earnings, if the Participant to whom the Award was granted violates (1) a non-competition, non-solicitation, confidentiality or other restrictive covenant by which he or she is bound, or (2) any policy adopted by the Company applicable to the Participant that provides for forfeiture or disgorgement with respect to incentive compensation that includes Awards under the Plan. In addition, the Board may require forfeiture and disgorgement to the Company of outstanding Awards and the proceeds from the exercise or disposition of Awards or Shares acquired under Awards, with interest and other related earnings, to the extent required by law or applicable stock exchange listing standards and any related policy adopted by the Company. Each Participant, by accepting or being deemed to have accepted an Award under the Plan, agrees to cooperate fully with the Board, and to cause any and all permitted transferees of the Participant to cooperate fully with the Board, to effectuate any forfeiture or disgorgement required hereunder. Neither the Board nor the Company nor any other Person, other than the Participant and his or her permitted transferees, if any, will be responsible for any adverse tax or other consequences to a Participant or his or her permitted transferees, if any, that may arise in connection with this Section 10.3.

Section 10.4 Securities Law Compliance.

(1) The Plan (including any amendments to it), the terms of the grant of any Award under the Plan, the grant of any Award and the exercise of any Options, and the Company’s obligation to sell and deliver Shares in respect of any Awards, shall be subject to all applicable federal, provincial, state and foreign laws, rules and regulations, the rules and regulations of a Stock Exchange, the Securities Act, the Exchange Act, and to such approvals by any regulatory or governmental agency as may, as determined by the Company, be required. The Company shall not be obliged by any provision of the Plan or the grant of any Award hereunder to issue, sell or deliver Shares in violation of such laws, rules and regulations, the Securities Act, the Exchange Act, or any condition of such approvals.

(2) No Awards shall be granted, and no Shares shall be issued, sold or delivered hereunder, where such grant, issue, sale or delivery would require registration of the Plan or of the Shares under the securities laws of any foreign jurisdiction (other than Canada or the United States) or the filing of any prospectus for the qualification of same thereunder, and any purported grant of any Award or purported issue or sale of Shares hereunder in violation of this provision shall be void.

(3) The Company shall have no obligation to issue any Shares pursuant to this Plan unless upon official notice of issuance, such Shares shall have been duly listed with a Stock Exchange. The Company cannot guarantee that the Shares will be listed or quoted on a Stock Exchange. Shares issued, sold or delivered to Participants under the Plan may be subject to limitations on sale or resale under applicable securities laws.

(4) If Shares cannot be issued or delivered to a Participant upon the exercise or settlement of an Award due to legal or regulatory restrictions, the obligation of the Company to issue or deliver such Shares shall terminate. Any funds paid to the Company in connection with the exercise or settlement of such Award will be returned to the applicable Participant as soon as practicable.

Section 10.5 Reorganization of the Company.

The existence of any Awards shall not affect in any way the right or power of the Company or its shareholders to make or authorize any adjustment, reclassification, recapitalization, reorganization or other change in the Company’s capital structure or its business, or any amalgamation, combination, merger or consolidation involving the Company or to create or issue any bonds, debentures, shares or other securities of the Company or the rights and conditions attaching thereto or to affect the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar nature or otherwise.

Section 10.6 Governing Laws.

The Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of Québec and the laws of Canada applicable thereto and without recourse to conflict of laws rules.

Section 10.7 Severability.

The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision and any invalid or unenforceable provision shall be severed from the Plan. With respect to ISOs, to the extent any Option that is intended to qualify as an ISO cannot so qualify, that Option (to that extent) shall be deemed a Nonstatutory Option for all purposes of the Plan.

Section 10.8 Currency

Unless otherwise specifically determined by the Board, all Awards and payments pursuant to such grants shall be determined in U.S. currency. The Board shall determine, in its discretion, whether and to the extent any payments made pursuant to an Award shall be made in local currency, as opposed to U.S. dollars. In the event payments are made in local currency, the Board may determine, in its discretion and without liability to any Participant, the method and rate of converting the payment into local currency.

Section 10.9 Effective Date of the Plan

The Plan is effective as of [●], 2021 (the “Effective Date”).

SCHEDULE “A”

ELECTION TO EXERCISE OPTIONS

TO:	The Lion Electric Company (the “Company”)

The undersigned option holder hereby irrevocably elects to exercise options (“Options”) granted by the Company to the undersigned pursuant to the Company’s Omnibus Incentive Plan (the “Plan”) for the number of common shares in the capital of the Company (“Common Shares”) as set forth below.

Capitalized terms not defined here have the meanings specified in the Plan.

Number of Shares to be Acquired:

Option Price (per Common Share):	$	_____________________________

Aggregate Option Price:	$	_____________________________

Amount enclosed that is payable on account of withholding of tax or other required deductions relating to the exercise of the Options (contact the Company for details of such amount) (the “Applicable Withholdings and Deductions”):

	$	_____________________________

o Or check here if alternative arrangements have been made with the Company with respect to the payment of Applicable Withholdings and Deductions;

and hereby tender cash, a certified cheque or bank draft for such aggregate Option Price, and, if applicable, Applicable Withholdings and Deductions, and directs such Common Shares to be registered in the name of ______________________________________________.

[Signature page follows.]

Schedule A - Page 1

DATED this ____ day of __________________, ______.

Signature

Name

Schedule A - PAge 2